UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2015

CTI Group (Holdings) Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10560	51-0308583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 N. Alabama Street, Suite 240, Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 262-4666

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On March 7, 2015, the Board of Directors (the “Board”) of CTI Group (Holdings) Inc. (the “Company”) appointed Manfred Hanuschek as Chief Executive Officer and President of the Company, effective immediately. As previously disclosed, Mr. Hanuschek served as interim Chief Executive Officer and President of the Company since December 31, 2014 and served as Chief Financial Officer since June 2000. No material plan, contract, or arrangement was entered into or materially amended in connection with Mr. Hanuschek’s appointment as the Company’s Chief Executive Officer and President, and there was no grant or award to Mr. Hanuschek or modification thereto under any such plan, contract, or arrangement in connection with his appointment. The additional biographical and other information concerning Mr. Hanuschek required by Item 5.02(c) of Form 8-K was previously reported in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 28, 2014, and is incorporated herein by reference.

On March 7, 2015, the Board also appointed Nathan Habegger (age 43) as the Company’s Chief Financial Officer, effective immediately. Prior to being appointed as the Company’s Chief Financial Officer, Mr. Habegger served as the Company’s Vice President of Finance since June 2005, and as the Company’s Director of Financial Reporting and Budgeting from July 2002 until June 2005. Prior to this time, Mr. Habegger held financial management positions at various publicly held manufacturing and technology companies. Mr. Habegger is a certified public accountant (inactive), and holds a bachelor’s degree in Business Administration from Hanover College along with an M.B.A. degree in from Butler University.

Mr. Habegger has no arrangements or understandings with any other person pursuant to which he was appointed as the Company’s Chief Financial Officer and has no family relationship with any director or other executive officer of the Company that is required to be disclosed pursuant to Item 401(d) of Regulation S-K.

The Company has agreed to continue to pay Mr. Habegger his current annual salary of $155,715 and to employ Mr. Habegger on an at-will basis. Mr. Habegger is otherwise not a party to any transaction with the Company that is required to be disclosed pursuant to Item 404(a) of Regulation S-K. No material plan, contract, or arrangement was entered into or materially amended in connection with Mr. Habegger’s appointment as the Company’s Chief Financial Officer, and there was no grant or award to Mr. Habegger or modification thereto under any such plan, contract, or arrangement in connection with his appointment.

A copy of the press release issued by the Company announcing the appointment of Messrs. Hanuschek and Habegger is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1*	Press release announcing the appointment of Mr. Hanuschek as Chief Executive Officer and President and Mr. Habegger as Chief Financial Officer, dated March 11, 2015.

*	Filed electronically herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Group (Holdings) Inc.

Date: March 11, 2015	By:	/s/ Manfred Hanuschek
		Name:	Manfred Hanuschek
		Title:	Chief Executive Officer and President

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